EXHIBIT 21

                          SUBSIDIARIES OF NUMEREX CORP.


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                                   EXHIBIT 21

                          SUBSIDIARIES OF NUMEREX CORP.

               Numerex Investment Corp.          (Tier 1)
                  Bronzebase Limited             (Tier 2)
                  Versus Technology Limited      (Tier 3)
                  DCX Systems Company            (Tier 2)
               Digital Audio Limited             (Tier 1)
               DCX Systems, Inc.                 (Tier 1)
               Digilog Inc.                      (Tier 1)